Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

March 2, 2015

The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Re:    The Southern Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to The Southern Company (the “Company”) in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2015 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Common Stock (the “Common Stock”) to be issued by the Company, (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (3) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by the Company. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between the Company and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 2007, as supplemented, between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Note Indenture” and, together with the Subordinated Note Indenture, the “Indentures”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and copies of the Company’s Certificate of Incorporation, as amended, and By-laws, each as certified to us by an officer of the Company. We also have reviewed minutes of proceedings of the Board of Directors of the Company relating to the issuance and sale of the Common Stock and the Notes and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

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The Southern Company
March 2, 2015

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Common Stock, the Junior Subordinated Notes and the Senior Notes have been issued and sold and:

1.    When the shares of Common Stock have been issued in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the By-laws of the Company, the shares of Common Stock will be legally issued, fully paid and nonassessable.

2.    When the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of any Note have been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor, the Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

The Southern Company
March 2, 2015

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79441.000002

March 2, 2015

Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216

Re: The Southern Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of the above-referenced Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2015 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other things, (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by The Southern Company (“Southern”) and (2) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by Southern. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between Southern and the trustee named therein (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to a Senior Note Indenture, dated as of January 1, 2007, as supplemented, between Southern and Wells Fargo Bank, National Association, as trustee (the “Senior Note Indenture” and, together with the Subordinated Note Indenture, the “Indentures”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP

March 2, 2015

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of Southern or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold and when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of any Note have been duly authorized, executed and delivered by the proper officers of Southern and the trustees named therein and when the Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor in accordance with the terms of the Notes, the Notes will be valid, binding and legal obligations of Southern, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Southern with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Southern, or any restriction imposed by any court or governmental body having jurisdiction over Southern.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to Southern to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton & Williams LLP